Exhibit 6.1

GAB AI INC.

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

This Independent Contractor Services Agreement (the “Agreement”) is entered into as of January___, 2017 (the “Effective Date”) between Gab AI Inc. (the “Company”) and the person or entity designated in the signature block below as “the Contractor” (each, a “Party”). The Company desires to retain the Contractor as an independent contractor to perform services for the Company and the Contractor is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Definitions. As used in this Agreement:

1.1 “Deliverables” means the items to be provided or actually provided by the Contractor to the Company under this Agreement, including items specifically designated or characterized as deliverables in a Statement of Work.

1.2  “Intellectual Property” means all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all ideas and inventions (whether or not patentable or reduced to practice), invention disclosures and improvements, all trade secrets, proprietary information, know-how and technology; (iii) all works of authorship, copyrights, mask works, copyright and mask work registrations and applications; (iv) all marks (including brand names, product names and slogans), trade names, logos, trademarks, trade dress, service marks, and trademark and service mark registrations and applications; (v) all files, data, databases and data collections (including knowledge databases, customer lists and customer databases); (vi) all rights in all computer software and code, including algorithms, application programming interfaces, assemblers, applets, compilers, source code, executable or code, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed (“Software”); (vii) all websites, user interfaces, and all rights to uniform resource identifiers (including uniform resource locators), web site addresses and domain names; (viii) all industrial designs and any registrations and applications therefor; (ix) all other forms of technology, including but not limited to all Proprietary Information, know-how, show-how, methods, models, techniques, designs, design rules, network configurations and architectures, diagrams, documentation, drawings, flow charts, formulae, algorithms, specifications, routines, subroutines, materials, Software, procedures, processes, protocols, devices, prototypes, schematics, test methodologies, software and hardware development tools; (x) any and all similar, corresponding or equivalent rights to any of the foregoing; (xi) all media on which any of the foregoing is recorded and any of the tangible embodiments of any of the foregoing; and (xii) all goodwill associated with any of the foregoing.

1.3 “Intellectual Property Rights” means all past, present, and future rights of, to or relating to Intellectual Property, including but not limited to rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask work rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patent and industrial property rights; (v) other proprietary rights in Intellectual Property of every kind and nature; and (vi) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses (i) through (v) of this sentence.

1.4 “Proprietary Information” means all information of any kind (tangible and intangible, written and oral, and including information contained or transmitted through any electronic medium) owned by the Company or licensed from third parties or that otherwise relates to the Company’s actual or proposed business regarding, without limitation, (i) research, development, technical data, trade secrets or know-how, drawings, engineering, hardware configuration information, products and product plans, services, marketing, selling and business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts and other agreements, suppliers, customers and customer lists, and other business information; (ii) the identity, personal data, skills and compensation of employees, contractors, and consultants; (iii) specialized training; (iv) information related to Intellectual Property owned by the Company or licensed from third parties; and (v) other non-public information relating to the Company that is not readily ascertainable.

1.5 “Services” means the services to be performed or actually performed by the Contractor under this Agreement.

1.6 “Work Product” means (i) all Deliverables, (ii) all Intellectual Property, in any stage of development, that the Contractor conceives, creates, develops, or reduces to practice in connection with performing the Services, and (iii) all tangible embodiments (including models, presentations, prototypes, reports, samples, and summaries) of each item of such Intellectual Property.

2. Engagement.

2.1 Statements of Work. From time to time, the Company may submit to the Contractor written work orders substantially in the form of Exhibit A that contain the terms (including specifications, delivery and performance schedules, and fees) for Services and Deliverables that the Company desires the Contractor to provide. If the Contractor begins to perform services under a work order, the Contractor will be deemed to have accepted such work order. Upon acceptance of a work order by the Contractor (in writing, by performance, or otherwise), such work order will be a “Statement of Work.” A Statement of Work may include a limited license to the Contractor to use certain Intellectual Property of the Company or its licensors, such as software, tools, or know-how, as necessary to complete that Statement of Work. Any such license automatically terminates upon the completion of the applicable Statement of Work and is limited by the terms of this Agreement, including Section 5.3.

2.2 Performance of Services. The Contractor will perform the Services in accordance with the terms of this Agreement and the applicable Statement of Work. Except as otherwise provided in the applicable Statement of Work, the Contractor will have exclusive control over the manner and means of performing the Services, including the choice of place and time, and will use the Contractor’s expertise and creative talents in performing the Services. The Contractor will provide, at the Contractor’s own expense, a place of work and all equipment, tools, and other materials necessary to complete the Statement of Work; provided, however, to the extent necessary to facilitate performance of the Services and for no other purpose, the Company may, in its discretion, make its equipment or facilities available to the Contractor at the Contractor’s request. If the Contractor uses the Company’s equipment or facilities, regardless of whether the Company grants permission to the Contractor to do so, the Contractor will be solely responsible for any injury or death suffered by any person (including the Contractor’s employees and agents) and any damage to any property (including the Company’s property) arising from such use, regardless of whether such injury, death, or damage is claimed to be based upon the condition of such equipment or facilities or upon the Company’s negligence in permitting such use.

2.3 Change Proposals. Upon the receipt of a proposal from the Company to change the terms of a Statement of Work (a “Change Proposal”), the Contractor will promptly provide (i) any information requested in such proposal, and (ii) the Contractor’s written acceptance or rejection of the proposal. The Contractor may not reject any Change Proposal that does not materially shorten the delivery or performance schedule or materially alter the Deliverables or Services, and may not unreasonably reject any other Change Proposal. If the Contractor begins to adhere to a Change Proposal or does not reject the Change Proposal in writing within five (5) days after the Contractor’s receipt thereof, the Contractor will be deemed to have accepted such Change Proposal. The submission or reasonable rejection of a Change Proposal will not constitute a breach of this Agreement. A Change Proposal need not include an increase in fees payable under the Statement of Work.

2.4 Acceptance Procedures. The Company will have at least thirty (30) days to evaluate any interim and final Deliverables (the “Acceptance Period”) to ensure that they meet the specifications, requirements, and terms of this Agreement and are of professional, technical, and general quality consistent with industry standards. If the Company rejects any Deliverable during the Acceptance Period, the Company may elect any of the following remedies (without limiting any other rights or remedies the Company may have): (i) the Company may grant additional time to the Contractor to provide (at no additional charge to the Company) corrected Deliverables subject to evaluation and acceptance in accordance with this Section 2.4, and will make a reasonable reduction in the fees to reflect the delay in performance; (ii) the Company may itself correct the Deliverables (or engage a third party to do so) and may deduct the costs and reasonable expenses associated with such correction from the fees owed to the Contractor under the Statement of Work; or (iii) the Company may terminate the Statement of Work and return all Deliverables (but not Proprietary Information therein) to the Contractor, in which case the Contractor will refund to the Company any and all fees previously paid to the Contractor under the Statement of Work.

2.5 Monitoring. The Contractor will cooperate with any requests by the Company to monitor the Services in order to verify that such Services are being performed in accordance with this Agreement and in a timely and satisfactory manner. The Contractor will use the Contractor’s best efforts to facilitate any such monitoring, including providing access to the Contractor’s equipment and facilities. All documents and materials stored at the Company’s facilities will be subject to inspection by the Company at any time without notice.

2.6 Subcontracting. The Contractor will not subcontract or otherwise delegate any of the Contractor’s obligations under this Agreement without the Company’s express prior written consent on a case-by-case basis. Upon receipt of such consent, before allowing any subcontractor to begin performing services, the Contractor will enter into a binding written agreement with such subcontractor whereby the subcontractor agrees to be bound by the terms of this Agreement and that protects the Company’s rights and interests to at least the same degree as this Agreement, including Sections 5 through 8. The Contractor will be responsible for the direction and coordination of the services of each subcontractor. The Company will have no obligation to pay any subcontractor.

2.7 Access Rules and Procedures. While on the Company’s premises, the Contractor agrees to comply with the Company’s then-current access rules and procedures, including those procedures pertaining to safety, security, and confidentiality. The Contractor agrees and acknowledges that the Contractor has no expectation of privacy with respect to the Company’s telecommunications, networking, or information processing systems (including stored computer files, email messages, and voice messages) and that the Contractor’s activities, including the sending or receiving of any files or messages, on or using any of those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time without notice.

2.8 Competitive Engagements. The Contractor agrees that during the term of this Agreement and for twelve (12) months thereafter, the Contractor will not perform, or agree to perform, any services for any third party that engages, or plans to engage, in any business or activity that directly or indirectly competes with any current or planned business or activity of the Company.

2.9 Conflicting Obligations. If the Consultant is employed by an academic and research institution (the “Institution”), the Company recognizes that the Consultant’s primary responsibility is to the Institution. In connection with such employment, the Consultant is subject to certain policies of the Institution relating to ownership of intellectual property rights, conflicts of interest and other matters (collectively, the “Institutional Policies”). If any provision of this Agreement is in conflict with the Institutional Policies, then the Institutional Policies will govern to the extent of such conflict, and the conflicting provisions of this Agreement will not apply. The Consultant agrees to furnish the Company with copies of such policies and policy statements upon request. Should the Consultant become aware of any conflict between any such Institutional Policies and this Agreement, the Consultant shall inform the Company within thirty (30) days of the date thereof.

3. Independent Contractor Relationship. The Contractor’s relation to the Company under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between the Company and the Contractor. The Contractor will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving the Company, that is inconsistent with the Contractor being an independent contractor (and not an employee) of the Company. The Contractor is not the agent of the Company and is not authorized, and must not represent to any third party that the Contractor is authorized, to make any commitment or otherwise act on behalf of the Company. Without limiting the generality of the foregoing:

3.1 Benefits and Contributions. The Contractor is not entitled to or eligible for any benefits that the Company may make available to its employees, such as group insurance, profit-sharing, or retirement benefits. Because the Contractor is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of the Contractor. If, notwithstanding the foregoing, the Contractor is reclassified as an employee of the Company, or any affiliate of the Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, the Contractor agrees that the Contractor will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by the Company.

3.2 Taxes. The Contractor is solely responsible for filing all tax returns and submitting all payments as required by any federal, state, local, or foreign tax authority arising from the payment of fees to the Contractor under this Agreement, and agrees to do so in a timely manner. If applicable, the Company will report the fees paid to the Contractor under this Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law.

3.3 Compliance with Law. The Contractor will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions.

3.4 Certification. The Contractor will provide the Company with certifications and records (including, as appropriate, copies of the Contractor’s tax returns) as the Company may request from time to time, during or after the term of this Agreement, to verify that the Contractor has complied with this Section 3.

4.   Compensation.

4.1 Fees. Subject to the terms and conditions of this Agreement, the Company will pay the Contractor the fees specified in each Statement of Work (“Fees”) as the Contractor’s sole and complete compensation for all Services, Deliverables, and Intellectual Property Rights provided by the Contractor under this Agreement. No other fees will be owed by the Company under this Agreement.

4.2 Expenses. Unless expressly provided otherwise in the applicable Statement of Work and except as expressly provided in Section 8.1, the Contractor will be solely responsible for all expenses incurred by the Contractor in connection with performing the Services or otherwise performing the Contractor’s obligations under this Agreement (“Expenses”).

4.3 Invoicing. Unless otherwise expressly provided in the applicable Statement of Work, (i) payment to the Contractor of undisputed Fees (and Expenses, if applicable) will be due thirty (30) days following the Company’s receipt of the invoice for such Fees (and Expenses, if applicable), and (ii) the Contractor will submit invoices to the Company upon completion of the milestones specified in the applicable Statement of Work or, if no such milestones are specified, on a monthly basis for Services performed in the previous month. The Contractor will maintain, in accordance with generally-accepted accounting principals, complete and accurate records of the work performed and expenses incurred sufficient to document the Fees (and Expenses, if applicable) invoiced to the Company for at least three (3) years following the date of the invoice, and will provide the Company with such records at the Company’s request. Unless otherwise expressly provided in the applicable Statement of Work, no Fees (or Expenses, if applicable) will be invoiced for completion of milestones until the associated Deliverables are accepted by the Company in accordance with Section 2.4.

5. Confidentiality.

5.1 Use and Disclosure. During the term of this Agreement and at all times thereafter, the Contractor will (i) hold all Proprietary Information in strict trust and confidence, (ii) refrain from using or permitting others to use Proprietary Information in any manner or for any purpose not expressly permitted or required by this Agreement, and (iii) refrain from disclosing or permitting others to disclose any Proprietary Information to any third party without obtaining the Company’s express prior written consent on a case-by-case basis. Without the Company’s prior written approval, the Contractor will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that the Contractor has this arrangement with the Company.

5.2 Standard of Care. The Contractor will protect the Proprietary Information from unauthorized use, access, or disclosure in the same manner as the Contractor protects the Contractor’s own confidential or proprietary information of a similar nature, and with no less than the greater of reasonable care and industry-standard care which shall include, but is not limited to, having each employee of the Consultant, if any, with access to any Proprietary Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Section 5 of this Agreement.

5.3 Third Party Confidential Information. The Contractor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Contractor agrees that the Contractor owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

5.4 Reverse Engineering. Unless and except to the extent expressly authorized by the Company to do so in the applicable Statement of Work, the Contractor will not attempt to reverse engineer, de-encrypt, or otherwise derive the design, internal logic, structure or inner workings (including algorithms and source code) of any software, products, models, prototypes, or other items provided by the Company that use, embody, or contain Proprietary Information.

5.5 Exceptions. The Contractor’s obligations under Sections 5.1 and 5.2 will terminate with respect to any particular information that the Contractor can prove, by clear and convincing evidence, (i) the Contractor lawfully knew prior to the Company’s first disclosure to the Contractor, (ii) a third party rightfully disclosed to the Contractor free of any confidentiality duties or obligations, or (iii) is, or through no fault of the Contractor has become, generally available to the public. Additionally, the Contractor will be permitted to disclose Proprietary Information to the extent that such disclosure is expressly approved in writing by the Company, or is required by law or court order, provided that the Contractor immediately notifies the Company in writing of such required disclosure and cooperates with the Company, at the Company’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure, including filing motions and otherwise making appearances before a court.

5.6 Removal; Return. The Contractor will not remove any tangible embodiment of any Proprietary Information from the Company’s facilities or premises without the Company’s express prior written consent. Upon the Company’s request and upon any termination or expiration of this Agreement, the Contractor will promptly (i) return to the Company or, if so directed by the Company, destroy all tangible embodiments of the Proprietary Information (in every form and medium), (ii) permanently erase all electronic files containing or summarizing any Proprietary Information, and (iii) certify to the Company in writing that the Contractor has fully complied with the foregoing obligations.

6. No Conflicts. The Contractor will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with the Contractor’s obligations under this Agreement, including the Contractor’s ability to perform the Services. The Contractor represents and warrants that the Contractor is not subject to any contract or duty that would be breached by the Contractor’s entering into or performing the Contractor’s obligations under this Agreement or that is otherwise inconsistent with this Agreement. The Contractor will not disclose to the Company, will not bring into the Company’s facilities, and will not induce the Company to use any confidential or proprietary information of any third party other than Third-Party Technology (as defined in Section 7.1(b)) specifically identified in a Statement of Work.

7. Work Product.

7.1 Disclosure.

(a) Disclosure of Work Product. In accordance with the applicable Statement of Work, including any schedule therein, the Contractor will deliver all Deliverables and disclose all other Work Product to the Company (or any person designated by the Company in writing) in the form specified in the Statement of Work or otherwise designated by the Company.

(b) Background and Third-Party Technology. Intellectual Property developed, acquired, or otherwise obtained by the Contractor prior to this Agreement (collectively, “Background Technology”) or licensed or obtained by the Contractor from third parties (collectively, “Third-Party Technology”) ay not be used by the Contractor in the performance of Services unless, subject to Section 7.1(c), such Intellectual Property and any applicable third party license terms therefor have been specifically identified and described in the applicable Statement of Work. The Contractor represents and warrants that the Contractor has an unqualified right to license and/or assign to the Company all Background Technology and Third-Party Technology as provided in Sections 7.4 and 7.5.

(c) Prior Confidentiality Obligations. If the specific identification and description of any Background Technology or Third-Party Technology would cause the Contractor to violate any confidentiality obligations, the Contractor will not identify and describe such Background Technology or Third-Party Technology with specificity, but will disclose (to the extent permitted): (i) a general identification and description of such Background Technology or Third-Party Technology (which in no event will be less than a cursory name), (ii) the owner or owners of such Background Technology or Third-Party Technology and the Contractor’s relationship to such owner or owners, and (iii) the specific reason that the Background Technology or Third-Party Technology is not fully disclosed.

7.2 Ownership and Assignment of Work Product.

(a) Generally. The Contractor agrees that all Work Product and all Intellectual Property Rights thereto will be the sole and exclusive property of the Company. All elements in the Work Product that are protected by copyright are “works made for hire” for which the Company is the “author” (as such first quoted term is defined by and such second quoted term given meaning by the United States Copyright Act of 1976, as amended). The Company will exclusively own the copyright in all such works upon their creation. To the extent that any aspect of such Work Product is found as a matter of law not to be a “work made for hire” as contemplated above, and except for the Contractor’s Intellectual Property Rights in the Background Technology and subject to Section 7.5, the Contractor hereby irrevocably and unconditionally assigns to the Company all right, title, and interest worldwide in and to the Work Product and all Intellectual Property Rights thereto. The Contractor understands and agrees that the Contractor has no right to use the Work Product except as necessary to perform the Services for the Company.

(b) Trademarks and Trade Names. Without limiting the generality of Section 7.2(a), the Contractor will have no interest in any trademark, service mark, or trade name (collectively, “Mark”) used on or in the Work Product; the Company will be the sole and exclusive owner of all right, title, and interest in and to all such Marks. Any and all use of such Marks by the Contractor will be deemed made by the Company for the purposes of trademark registration and will inure solely to the benefit of the Company for such purposes. The Contractor will not contest, oppose, or challenge the Company’s ownership of such Marks, or do anything to impair the Company’s ownership or rights in such Marks. The Contractor will not create, adopt, or use a corporate name, trade name, trademark, or any other designation that includes any of the Company’s Marks (including those in the Work Product) or a term confusingly similar to any of the Company’s Marks. In particular, the Contractor will not register, or attempt to register, in any jurisdiction worldwide any of the Company’s Marks (including those in the Work Product) or a term confusingly similar to any of the Company’s Marks.

7.3 Assignment and Waiver of Other Rights. If any Intellectual Property Rights, including moral rights, in the Work Product, except for Intellectual Property Rights in the Background Technology, cannot (as a matter of law) be assigned by the Contractor to the Company as provided in Section 7.2, then (i) the Contractor unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights, and (ii) to the extent the Contractor cannot (as a matter of law) make such waiver, the Contractor unconditionally grants to the Company an non-exclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid, assignable, right and license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, transmit and display, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (iii) to exercise any and all other present or future rights in the Work Product. The Company may sublicense and distribute Work Product under terms of the Company’s choice.

7.4 License of Background Technology. The Contractor unconditionally grants to the Company a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid, assignable, right and license, with the right to sublicense through multiple levels of sublicensees, under all of the Contractor’s Intellectual Property Rights in any and all Background Technology used or incorporated in any Work Product or otherwise used by the Contractor in performance of the Services (whether or not identified or described in any Statement of Work), (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, transmit and display, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (iii) to exercise any and all other present or future rights in the Work Product. The Company may sublicense and distribute Background Technology under terms of the Company’s choice.

7.5 Assignment of Rights to Third-Party Technology. Unless the applicable Statement of Work expressly provides otherwise, the Contractor hereby assigns to the Company all of the Contractor’s licenses and other rights to all Third-Party Technology incorporated into the Work Product. If such rights cannot be validly assigned to the Company without the consent of a third party, the Contractor will use best efforts to obtain such consent (at the Contractor’s expense) and will indemnify and hold harmless the Company and its affiliates, employees, and agents from and against all liabilities, losses, damages, costs, and expenses (including attorneys’ fees) arising from the Contractor’s failure to obtain such consent.

8. Further Assurances.

8.1 Cooperation and Assistance. The Contractor will, at the Company’s request, (i) cooperate with and assist the Company, both during and after the term of this Agreement, in perfecting, maintaining, protecting, and enforcing the Company’s rights in the Work Product and all Intellectual Property Rights thereto, and (ii) execute and deliver to the Company any documents deemed necessary or appropriate by the Company in its discretion to perfect, maintain, protect, or enforce the Company’s rights in the Work Product and all Intellectual Property Rights thereto or otherwise carry out the purpose of this Agreement. The Company will reimburse the Contractor for any reasonable out-of-pocket expenses actually incurred by the Contractor in fulfilling the Contractor’s obligations under Section 8.1. Without limiting the generality of the foregoing:

(a)  Copyright Assignments. The Contractor will execute and deliver to the Company, at the Company’s request, a copyright assignment in the form of Exhibit B for any Work Product subject to copyright protection.

(b)  Patent Assignments. The Contractor will execute and deliver to the Company, at the Company’s request, a patent application assignment in the form of Exhibit C for any invention conceived or reduced to practice by the Contractor in connection with performing the Services for which the Company elects to file a patent application. At the Company’s request, the Contractor will promptly record such assignment with the United States Patent and Trademark Office.

8.2 Power of Attorney. The Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Contractor’s agent and attorney-in-fact to act for and in the Contractor’s behalf to execute, deliver and file any and all documents with the same legal force and effect as if executed by the Contractor, if the Company is unable for any reason to secure the Contractor’s signature on any document needed in connection with the actions described in Section 8.1. The Contractor acknowledges that this appointment is coupled with an interest.

9. Contractor Representations And Warranties.

9.1 General. The Contractor represents, warrants, and covenants that:

(a)       the Contractor will not, in the course of performing the Services, infringe or misappropriate, and neither the Work Product nor any element thereof will infringe or misappropriate, any Intellectual Property Right of any other person;

(b)       neither the Work Product nor any element thereof will be subject to any restriction, mortgage, lien, claim, pledge, security interest, or encumbrance when delivered by the Contractor to the Company;

(c)       the Contractor will not grant, directly or indirectly, any right or interest in the Work Product (other than any Background Technology it may contain) to any other person;

(d)       the Contractor has full right, power, and authority to enter into and perform this Agreement without the consent of any third party, including the right to grant all licenses granted by the Contractor in this Agreement;

(e)       all individuals who contribute to or participate in the conception, creation, or development of the Work Product will have unconditionally and irrevocably assigned all of their right, title, and interest in and to the Work Product (and all Intellectual Property Rights thereto) to the Contractor (or directly to the Company) before being allowed to begin performing Services;

(f)       the Contractor will comply with all laws, regulations, and ordinances applicable to the Contractor’s performance of the Services and the Contractor’s other obligations under this Agreement, including export control laws, and has obtained (or before performing the Services will obtain) all governmental permits and licenses required for the Contractor to perform the Services and the Contractor’s other obligations under this Agreement; and

(g)       the Contractor will take all necessary or reasonable precautions to prevent injury to any person (including the Company employees) or damage to any property (including the Company property) during the term of this Agreement.

9.2 Performance. The Contractor warrants that the Work Product will fully conform to the specifications, requirements, and other terms in the applicable Statement of Work and this Agreement. In the event of a breach of this warranty, without limiting any other rights or remedies the Company may have, the Contractor will promptly repair or replace the Work Product at no additional charge to the Company. If the breach has not been fully cured within thirty (30) days after the Contractor received notice thereof (or such longer period of time as the Company may, in its discretion, give the Contractor to cure the breach, by written notice to the Contractor) (the “Cure Period”), the Contractor will refund all fees previously paid to the Contractor under the applicable Statement of Work, which will automatically terminate upon the expiration of the Cure Period.

10. Indemnification. The Contractor will indemnify and hold harmless the Company and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) arising from or relating to any breach of any representation, warranty, covenant, or obligation of the Contractor in this Agreement or any intentional misconduct or negligence by Contactor or any of the Contractor’s agents or subcontractors in performing the Services. In the event of any third-party claim, demand, suit, or action (a “Claim”) for which the Company (or any of its affiliates, employees, or agents) is or may be entitled to indemnification hereunder, the Company may, at its option, require the Contractor to defend such Claim at the Contractor’s sole expense. The Contractor may not agree to settle any such Claim without the Company’s express prior written consent.

11. Nonsolicitation. During the term of this Agreement and for twelve (12) months thereafter, the Contractor will not directly or indirectly solicit, induce, or attempt to induce any employee or independent contractor to terminate or breach any employment, contractual, or other relationship with the Company.

12. Limitation Of Liability. IN NO EVENT WILL THE COMPANY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT. THE COMPANY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED THE AGGREGATE AMOUNT OF FEES (AND EXPENSES, IF APPLICABLE) OWED BY THE COMPANY TO THE CONTRACTOR FOR SERVICES PERFORMED UNDER THIS AGREEMENT.

13. Termination.

13.1 Termination by the Company. The Company may terminate this Agreement or any Statement of Work at any time with or without cause for its convenience, effective upon ten (10) days notice to the Contractor. In addition, the Company may terminate this Agreement or any Statement of Work immediately upon written notice to the Contractor if the Contractor breaches this Agreement or the Statement of Work, as the case may be, and does not fully cure the breach to the Company’s satisfaction within five (5) days after the Company gives notice of the breach to the Contractor.

13.2 Termination by the Contractor. The Contractor may terminate this Agreement at any time if there is no Statement of Work then in effect, effective upon thirty (30) days prior written notice to the Company. In addition, the Contractor may terminate this Agreement or any Statement of Work immediately upon written notice to the Company if the Company fails to pay an undisputed amount owed to the Contractor under this Agreement or the Statement of Work, as the case may be, when due and does not make the payment within fifteen (15) days after the Contractor gives notice of the breach to the Company.

13.3 Effects of Termination.

(a) Survival. Sections 1 (Definitions), 3 (Independent the Contractor Relationship), 5 (Confidentiality), 7 (Work Product), 8 (Further Assurances), 9 (the Contractor Representations and Warranties), 10 (Indemnification), 11 (Nonsolicitation) (to the extent provided therein), 12 (Limitation of Liability), 13.3 (Effects of Termination), 14 (Government Contracts) and 15 (General Provisions) will survive any termination or expiration of this Agreement. Termination or expiration of this Agreement will not affect either Party’s liability for any breach of this Agreement such Party may have committed before such expiration or termination.

(b) Return of the Company Property. Upon termination of this Agreement or earlier as requested by the Company, the Contractor will deliver to the Company any and all documents, prototypes, samples, and other materials (including all copies thereof) in the Contractor’s possession or control that contain, summarize, or disclose any Work Product (in whatever stage of development or completion) or any Intellectual Property provided by or on behalf of the Company.

(c) Compensation. Upon termination of this Agreement or a Statement of Work by the Company without cause for its convenience, unless the applicable Statement of Work expressly provides otherwise, the Company will pay the Contractor Fees on a proportional basis as set forth in the applicable Statement of Work for Services that are in progress as of the effective date of such termination and, if applicable under the Statement of Work, reimburse the Contractor for related Expenses incurred by the Contractor before the effective date of such termination.

14. Government Contracts.

14.1 Government Contracts. If the Contractor performs any Services under this Agreement in connection with any government contract in which the Company is the prime contractor or a subcontractor, the Contractor will abide by all laws, rules, and regulations relating to such government contract. If any such law, rule, or regulation requires this Agreement to include a specific provision or clause, such provision or clause will be a part of this Agreement.

14.2 Security. If the Services require the Contractor to have access to any Department of Defense classified material, or other classified material available in the Company’s facility, the Contractor will not remove (or instruct or allow the Contractor’s agents or subcontractors to remove) such classified material from the Company’s facility. The Contractor will fully comply with all applicable laws and regulations relating to the handling of such classified material.

15. General Provisions.

15.1 Governing Law; Venue. This Agreement is governed by the laws of the State of Texas without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement. The Contractor irrevocably consents to the personal jurisdiction of the state and federal courts located in Travis County, Texas for any suit or action arising from or related to this Agreement, and waives any right the Contractor may have to object to the venue of such courts. The Contractor further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by the Contractor against the Company. The Contractor also irrevocably waives any right the Contractor may have to a jury trial.

15.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

15.3 No Assignment. This Agreement and the Contractor’s rights and obligations under this Agreement may not be assigned, delegated, or otherwise transferred, in whole or in part, by operation of law or otherwise, by the Contractor without the Company’s express prior written consent. Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void. The Company may assign this Agreement, or any of its rights under this Agreement to any third party with or without the Contractor’s consent.

15.4 Notices. Each Party must deliver all notices, consents, and approvals required or permitted under this Agreement in writing to the other Party at the address listed on the signature page and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or registered or certified mail or sent by facsimile directed to the party entitled to such notice at the address or facsimile number, as applicable, indicated for such Part on the signature page hereto. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing or upon confirmation of facsimile transfer. Each Party may change such Party’s address for receipt of notice by giving notice of such change to the other Party.

15.5 Legal Fees. The prevailing Party in any litigation between the Parties relating to this Agreement will be entitled to recover such Party’s reasonable attorneys’ fees and court costs, in addition to any other relief that such Party may be awarded.

15.6 Remedies. The Company’s remedies for any breach of this Agreement by the Contractor will include damages, injunctive relief, specific performance, and restitution. The Contractor acknowledges that any breach of this Agreement by the Contractor would cause irreparable injury to the Company for which monetary damages would not be an adequate remedy and, therefore, the Company will be entitled to injunctive relief (including specific performance). The rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

15.7 Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. When used in this Agreement, “including” means “including without limitation.” Whenever the Company’s consent or approval is required under this Agreement, the Company may grant or deny its consent or approval in its sole and absolute discretion. No rule of strict construction will be applied in the interpretation or construction of this Agreement. In the event of any conflict between this Agreement and a Statement of Work, this Agreement will control unless the Statement of Work expressly refers to the Parties’ intent to alter the terms of this Agreement with respect to that Statement of Work.

15.8 Waiver. All waivers must be in writing and signed by the Party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

15.9 Time Is of the Essence. Time is of the essence in the performance of the Services and the Contractor’s other obligations under this Agreement.

15.10 Entire Agreement; Amendments. This Agreement is the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous communications and understandings between the Parties. No modification of or amendment to this Agreement will be effective unless in writing and signed by the Party to be charged.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

GAB AI INC.		CONTRACTOR

Signed:	/s/ Andrew Torba	Signed:	/s/ Ekrem Büyükkaya

Name:	Andrew Torba	Name:	Ekrem Büyükkaya

Title:	President and CEO	Title:	Contractor

Address:	Aydinevler Mah. Arslanbey Cad.
Catalli Sok. No:8-10/17 Maltepe / Istanbul

For copyright registration purposes only, the Contractor must provide the following information:

Date of Birth:	19/03/1993

Nationality or Domicile:	Turkey

Gab AI Inc.

Independent Contractor Services Agreement

Signature Page

EXHIBIT A

FORM STATEMENT OF WORK

This Statement of Work is incorporated into the Independent Contractor Services Agreement dated 1/25/2017, by and between Gab AI Inc. and the Contractor (for the purposes of this Statement of Work, the “Agreement”). This Statement of Work describes Services and Deliverables to be performed and provided by the Contractor pursuant to the Agreement. If any item in this Statement of Work is inconsistent with the Agreement prior to such incorporation, the terms of this Statement of Work will control, but only with respect to the Services to be performed under this Statement of Work. All capitalized terms used and not expressly defined in this Statement of Work will have the meanings given to them in the Agreement.

(1)        Fees. In full consideration for the Contractor’s timely and satisfactory performance of the Services and providing of the Deliverables, the Contractor will be compensated as follows:

Check one box only:

☐        Time & Materials Basis: as invoiced by the Contractor at the rates set forth below; provided, however, that the Contractor will obtain the Company’s prior written approval before providing more than [____ dollars ($__.__)] worth of Services.

Rates:

☐        Fixed Fee Basis: Total fee of [______ dollars ($__.__)] payable in [____ (___)] installments of [____ dollars ($__.__)] each.

☐        Milestone Fee Basis: Fees payable in accordance with the table immediately below and the development schedule in Section 4 of this Statement of Work.

Milestone	Fee (US$)

☒       Other: The Contractor will be compensated as follows:

$1,000.00 (USD) per week; 2,500,000 shares of the Company’s common stock, subject to the repurchase right and vesting terms set forth in the Restricted Stock Purchase Agreement and Stock Restriction Agreement by and between the Consultant and the Company

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

(2)        Business, Technical, and Other Specifications

Contractor shall lead product development, oversight, implementation, and vision.

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

☐        Additional sheets attached

A-1

(3)        Scope of Services

-Lead product development on the fronted and backend technology systems of Gab AI Inc.

- Help build out the technology team

-Scale the technology at a global level to users around the world

-Lead the vision for the product design infrastructure

-Lead other developers on mobile products and other technology systems

-Hold a weekly meeting to check in on progress and planning with other company executives and team members

☐       Additional sheets attached

(Check box if none: ☒ )

(4)       Development Schedule. Attach milestones and timeline.

Weekly or bi-weekly sprints

2017 roadmap of mobile, livestreaming, and monetization.

(Check box if none: ☒ )

☐        Additional sheets attached

(5)        Background Technology Disclosure

(a)       Except as listed in Section 5(b) below, the following is a complete list of all Background Technology:

☒            None

☐            See immediately below:

 ______________________________________________________________________

 ______________________________________________________________________

☐            Additional sheets attached

    (b)       Due to a prior confidentiality agreement, the Contractor cannot complete the disclosure under Section 5(a) above with respect to the following Background Technology:

Invention or Improvement and
reason for not disclosing more	Party(ies) Imposing Confidentiality
information	Obligations	Relationship
1.

2.

3.

4.

5.

A-2

☐            Additional sheets attached

(6)       Third-Party Technology Disclosure

     The following is a complete list of all Third-Party Technology:

    ☒       None

    ☐        See immediately below:

 ____________________________________________________________________________

 ____________________________________________________________________________

    ☐        Additional sheets attached

(7)      Items (if any) licensed by the Company to the Contractor solely for the purpose of the Contractor’s performance of the Services required in this Statement of Work, and any additional licensing restrictions.

    ☐     Additional sheets attached.

A-3

ALL LICENSED ITEMS ARE PROVIDED “AS IS”, AND THE COMPANY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER IMPLIED, EXPRESS, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, ACCURACY, AND QUIET ENJOYMENT.

THE COMPANY		THE CONTRACTOR

Signed:	/s/ Andrew Torba	Signed:	/s/ Ekrem Büyükkaya

Name:	Andrew Torba	Name:	Ekrem Büyükkaya

Title:	President and CEO	Title:	Contractor

Dated:	1/17/2017	Dated:	1/25/2017

A-4

EXHIBIT B

ASSIGNMENT OF COPYRIGHT

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Gab AI Inc., a Delaware corporation, and its successors and assigns, the copyright in and to the following work, throughout the world, which was created by the following indicated author(s):

Title: _______________________________________________________________________

Author(s): ___________________________________________________________________

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed this_____________________ day of____________________ , 20___ .

Signed:

Printed Name:	Ekrem Büyükkaya

B-1

EXHIBIT C

ASSIGNMENT OF PATENT APPLICATIONS

THE COMPANY	THE CONTRACTOR

Name:	Name:	Ekrem Büyükkaya

Entity Type:	Entity Type:	Individual

Address:	Address:

Whereas the person identified as the Contractor above (“the Contractor”) owns all right, title, and interest in and to the U.S. patent applications listed in Schedule C-1 (the “Patent Applications”); and

Whereas the entity identified as the Company above (“the Company”) desires to acquire the Contractor’s entire right, title, and interest in and to the Patent Applications, and in and to the inventions disclosed in the Patent Applications, and to the Future Patents (as hereinafter defined);

Now therefore, for and in consideration of one dollar ($1.00) payable upon demand and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contractor does hereby sell, assign, and transfer to the Company and its successors, assigns, and legal representatives, all right, title, and interest in and to the Patent Applications, and to all future patents which may be granted therefor throughout the world, and all divisions, reissues, reexaminations, substitutions, continuations, continuations-in-part, utility conversions, and extensions thereof (collectively, “Future Patents”), together with all claims, causes of action, and damages for past infringement, if any, of said Patent Applications and Future Patents; and the Contractor hereby authorizes and requests the United States Patent and Trademark Office and other patent offices throughout the world to issue all Future Patents resulting therefrom (insofar as the Contractor’s interest is concerned) to the Company.

The Contractor also hereby sells, assigns, and transfers to the Company and its successors, assigns, and legal representatives all right, title, and interest to the inventions disclosed in the Patent Applications and Future Patents throughout the world, including the right to file applications for and obtain patents, utility models, and industrial models, and designs for such inventions in the Company’s own name throughout the world including all rights of priority, all rights to publish cautionary notices reserving ownership of such inventions, and all rights to register such inventions in appropriate registries; and the Contractor further agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith reasonably necessary to perfect such right, title, and interest in the Company and its successors, assigns, and legal representatives.

[Signature Page follows.]

C-1

In witness whereof, the Contractor has caused this instrument to be executed by its duly authorized corporate officer, effective this______day of___________ , 20__.

“THE CONTRACTOR”

Signed:

Name:	Ekrem Büyükkaya

Title:	Contractor

State of:

County of:

The preceding Assignment was acknowledged before me this ______ day of ________________ by_________________ .

Notary Public

My Commission Expires: __________________________________

C-2

Schedule C-1

PATENT APPLICATIONS

APPLICATION NO.	TITLE	FILING DATE

Schedule C-1